Exhibit 23.1




                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 25, 2003 and February 13, 2004 relating to the financial statements of NewAlliance Bancshares, Inc., which appear in NewAlliance Bancshare's Form S-1 and S-4 as of and for the year ended March 31, 2003 and its Annual Report on Form 10-K as of and for the nine-month period ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
March 30, 2004